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EXHIBIT 24.1

UNITEDGLOBALCOM, INC.
POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Fries, Frederick G. Westerman III and/or Valerie L. Cover his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign the annual report on Form 10-K for the year ended December 31, 2003 of UnitedGlobalCom, Inc. (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission"), and all amendments thereto, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done on behalf of the Company by virtue hereof.

March 11, 2004	/s/ ROBERT R. BENNETT Robert R. Bennett, Director
March 11, 2004	/s/ CHARLES H.R. BRACKEN Charles H.R. Bracken, Co-Chief Financial Officer
March 11, 2004	/s/ JOHN P. COLE, JR. John P. Cole, Jr., Director
March 11, 2004	/s/ VALERIE L. COVER Valerie L. Cover, Vice President, Controller and Co-Principal Accounting Officer
March 11, 2004	/s/ JOHN W. DICK John W. Dick, Director
March 11, 2004	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Executive Officer and Director
March 11, 2004	/s/ PAUL A. GOULD Paul A. Gould, Director
March 11, 2004	/s/ GARY S. HOWARD Gary S. Howard, Director
March 11, 2004	/s/ DAVID B. KOFF David B. Koff, Director
March 11, 2004	/s/ JOHN C. MALONE John C. Malone, Director
March 11, 2004	/s/ RUTH PIRIE Ruth Pirie, Co-Principal Accounting Officer
March 11, 2004	/s/ GENE W. SCHNEIDER Gene W. Schneider, Chairman
March 11, 2004	/s/ MARK L. SCHNEIDER Mark L. Schneider, Director
March 11, 2004	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Co-Chief Financial Officer

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  EXHIBIT 24.1